Exhibit 5.2

February 8, 2021

AMC Networks Inc.

11 Penn Plaza

New York, New York 10001

Ladies and Gentlemen:

We have acted as Louisiana counsel to Badlands Productions I LLC, a Louisiana limited liability company, and Hap and Leonard Productions I LLC, a Louisiana limited liability company (collectively, the “Louisiana Guarantors” and individually, a “Louisiana Guarantor”), both direct or indirect wholly-owned subsidiaries of AMC Networks Inc., a Delaware corporation (the “Company”), in connection with the public offering of $1,000,000,000 aggregate principal amount of 4.25% Senior Notes due 2029 (the “Notes”), including the guarantees thereof (the “Guarantees” and, together with the Notes, the “Securities”) by certain subsidiaries (the “Guarantors”) of the Company, including the Louisiana Guarantors, pursuant to the terms of that certain Underwriting Agreement, dated January 25, 2021 (the “Underwriting Agreement”), by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the underwriters named in Schedule I thereto. The Securities are being issued pursuant to that certain Indenture, dated as of March 30, 2016 (the “Base Indenture”), as supplemented by that certain Third Supplemental Indenture, dated as of the date hereof (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors, and U.S. Bank National Association, as trustee. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The offer and sale of the Securities is being made pursuant to (i) a registration statement on Form S-3 (File No. 333-234695) filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), as amended by that post-effective amendment no. 1 to the registration statement, filed with the Commission on January 14, 2021 (as amended, the “Registration Statement”), (ii) the prospectus contained in the Registration Statement dated November 14, 2019 (the “Base Prospectus”), (iii) the preliminary prospectus supplement dated January 25, 2021, relating to the Securities, in the form filed on January 25, 2021, with the Commission, pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus”), (iv) the document identified by the Company as a “free writing prospectus” (within the meaning of Rule 433 and Rule 405 of the Securities Act”) (the “FWP”) dated January 25, 2021, and filed with the Commission on January 25, 2021, pursuant to Rule 433(d) under the Securities Act, and (v) the prospectus supplement dated January 25, 2021 and filed with the Commission on January 26, 2021 pursuant to rule 424(b) under the Securities Act (such prospectus supplement, together with the Base Prospectus, the “Prospectus”).

In connection with the opinion set forth below, we have examined originals (including scanned copies of originals) or certified copies of (a) the Registration Statement and the Prospectus, (b) the Base Indenture, (c) the Third Supplemental Indenture, (d) the global certificate evidencing the Notes, including the notation of guarantee (the “Note Certificate”), (e) the articles of organization and operating agreement of each Louisiana Guarantor, (f) a certificate of good standing for each Louisiana Guarantor issued by the Louisiana Secretary of State dated as of February 8, 2021 (the “Status Certificates”), and (g) certain resolutions of the sole member of each Louisiana Guarantor dated as of January 24, 2021.

The Third Supplemental Indenture and the Note Certificate are hereinafter collectively referred to as the “Execution Documents” and individually as an “Execution Document”. The Indenture and the Note Certificate are hereinafter collectively referred to as the “Opinion Documents” and individually as an “Opinion Document”.

AMC Networks LA Opinion

We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters on information and certificates obtained from public officials, officers of each Louisiana Guarantor and other sources believed by us to be responsible. We have also relied on representations and statements of fact made in the Indenture and the Underwriting Agreement. We are not generally familiar with the business and operations of the Company and the Louisiana Guarantors and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Louisiana Guarantors or the rendering of the opinions set forth below.

In the course of the foregoing investigations and examinations, we have assumed (a) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies, (b) the truthfulness of all statements of fact set forth in the documents and records examined by us, and (c) the legal capacity and competency of all natural persons.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.    Each Louisiana Guarantor is a limited liability company, validly existing, and in good standing under the laws of the State of Louisiana.

2.    Each Louisiana Guarantor has the limited liability company power and authority to (a) execute and deliver each Execution Document and (b) perform all of its obligations under each Opinion Document.

3.    The execution and delivery by each Louisiana Guarantor of each Execution Document and the performance by each Louisiana Guarantor of all of its obligations, including its Guarantee, under each Opinion Document has been duly authorized by all requisite limited liability company action on the part of such Louisiana Guarantor.

4.    Each Execution Document has been duly executed and delivered by each Louisiana Guarantor.

Our opinion in Section 1 is based solely upon the Status Certificates without further investigation as to the criteria for existence and good standing or any related legal issues, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by the Status Certificates. We have made no additional investigation after the date of the Status Certificates.

The opinions expressed herein are limited to the laws of the State of Louisiana, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Louisiana, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provisions relating to rights to indemnification or contribution. No opinions are expressed herein as to matters governed by laws pertaining to the Louisiana Guarantors solely because of the business activities of such entity which are not applicable to business entities generally. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. In no way limiting the generality of the foregoing, we express no opinion concerning the enforceability of the Indenture, the Notes, or the Guarantees.

This letter speaks only as of the date hereof. We assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise. Our opinions may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act and, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without prior written permission.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement, and the references to this firm under the caption “Validity of the Notes and the Guarantees.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Sullivan & Cromwell LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the Securities, as filed with the Commission.

Very truly yours,

/s/ Jones Walker LLP

Jones Walker LLP

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